Exhibit 99.1

Fourth Quarter and Full Year 2013 Results and Investor Conference Call

PALM BEACH GARDENS, FL (March 28, 2014) – Aurora Diagnostics Holdings, LLC announced that it will hold a conference call to review its results for the quarter and year ended December 31, 2013, on Wednesday, April 2, 2014, at 10:00 a.m. Eastern Time. The call may be accessed by dialing (877) 561-2748 for U.S. callers or (720) 545-0044 for international callers. Please reference conference ID# 22498967.

The Company will provide a live internet webcast of the conference call, as well as an archived replay, all of which can be accessed from the Company’s Investor Relations page at www.auroradx.com. In addition, a telephonic replay of the conference call will be available through midnight on Wednesday, April 9, 2014 and can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406. Please reference conference ID# 22498967.

About Aurora Diagnostics

Aurora Diagnostics is a specialized laboratory company focused on anatomic pathology with 19 primary community-based laboratory locations in the United States. With over 100 licensed physicians, Aurora Diagnostics provides high quality diagnostics and testing information for the patients of its primary referral sources, dermatologists, OB/GYN professionals, gastroenterologists, urologists, general surgeons, oncologists and 58 community-based hospitals. Aurora’s Research Institute provides expanded opportunities for pharmaceutical and diagnostic research and development organizations to leverage Aurora’s expertise and resources in order to further the advancement of patient care.

For additional information regarding the Company and the services it provides, visit the Company’s website located at http://www.auroradx.com.

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact John D’Achille, Director of Financial Reporting, at jdachille@auroradx.com.